FOR IMMEDIATE RELEASE

1330 Avenue of the Americas
New York, NY 10019
Contact:
Leigh Parrish/David Roady
FD
(212) 850-5600

NexCen Brands Reports Preliminary Selected
Second Quarter Operating Results and Highlights Selected Other Developments

Company Provides Business Update

NEW YORK - September 23, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC) today reported the following business update.

Preliminary Selected Second Quarter Results
The Company (“NexCen”) reported preliminary unaudited financial results for the second quarter ended June 30, 2008.

Continuing Operations: Franchise Business
NexCen expects to report revenues from continuing operations of its franchise business of approximately $12.0 million in the second quarter of 2008 compared with $4.7 million in the second quarter of 2007. Second quarter of 2008 results reflect the acquisitions completed in 2007 and the acquisitions of Shoebox New York and Great American Cookies completed in January 2008.

The preliminary second quarter of 2008 results from continuing operations include:

•	Royalty and other revenue of approximately $6.8 million versus $3.5 million in the second quarter of last year.
•	Manufacturing (cookie-dough) revenue of approximately $4.8 million from Great American Cookies, which was acquired at the end of January 2008.
•	Franchisee fee revenue of approximately $0.4 million versus $1.2 million in the second quarter of last year.
•
The Company continued to expand internationally, entering into letters of intent with new or existing franchisees to open a minimum of 40 Great American Cookie units in Canada, a minimum of three The Athlete’s Foot units in Botswana, and a minimum of two Shoebox New York units in Vietnam.

•	Total franchised locations at the end of the second quarter were 1,895 stores versus 1,174 stores at the end of the second quarter of last year.

Discontinued Operations: Consumer Branded Licensing Business
Revenues relating to NexCen’s consumer branded licensing business, which consists of Bill Blass and Waverly, will be reported as discontinued operations due to the expected sales of those businesses. Licensing revenues from the Bill Blass and Waverly businesses are expected to be approximately $2.4 million in the second quarter of 2008 compared to $4.2 million in the second quarter of 2007.

Full Financial Results Being Finalized
The Company is continuing to assess and quantify the impact on its financial results from asset impairment charges, the costs associated with the special investigation by the audit committee, the restructuring of its credit facility, the planned disposition of the Bill Blass and Waverly businesses and the workforce reduction completed at the Company’s New York headquarters, any and all of which may materially impact the second quarter of 2008 operating results. Accordingly, the full financial results for the second quarter of 2008 have not yet been determined.

Third Quarter Highlights
The Company also provided an update today regarding recent business activities subsequent to the end of the second quarter, which includes:

•
During the third quarter the Company has to date executed franchise agreements for 105 new franchise units across its seven franchise businesses, totaling approximately $1.8 million in new initial franchise fees versus approximately $0.1 million, representing three franchise units in the second quarter of 2008.

•	NexCen’s pipeline of letters of intent and franchise agreements for franchise stores to be opened increased to 343 stores at August 31, 2008 versus 225 stores at the end of the second quarter of 2008.
•
Waverly recently extended the paint license for Waverly Home Classic Brand with Lowe’s and re-launched www.waverly.com as an inspiration gallery to guide consumers in how to coordinate Waverly product and where to purchase Waverly product, including a Google Map feature for retail partners.

•	Bill Blass recently commercially introduced Peter Som’s new Bill Blass Couture designs during New York Fashion Week.

Kenneth J. Hall, Chief Executive Officer of NexCen Brands, stated, “We are encouraged by the strength of revenues in our core franchising businesses in the second quarter of 2008, despite the Company’s recent challenges and the general downturn in the U.S. economy.  We are further encouraged by the increase in sales of new franchises in the third quarter to date, following the restructuring of the Company’s bank credit facility.  As we enter the fourth quarter of 2008, we continued to make progress in growing our franchise businesses and have a solid pipeline of new franchisees in place.”

Business Update
As previously announced, the Company restructured its bank credit facility in the third quarter, and further reported that it is in active discussions to sell its Waverly and Bill Blass brands. The Company remains focused on the execution of its previously announced business restructuring plan, centered on its franchising businesses and continues to evaluate strategic alternatives to enhance its liquidity.

NexCen is working to put itself in a position to reissue the Company’s consolidated financial statements as of December 31, 2007 and 2006. Once that work is complete, the Company intends to amend and re-file its Annual Report on Form 10-K for the year ended December 31, 2007. The Company then plans to proceed immediately to complete and file its Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2008 and June 30, 2008. The Company is not yet able to estimate when it will be able to complete these filings. Until this process is completed, KPMG LLP, the Company’s independent accountants, is unable to complete a review under Statement on Auditing Standards No. 100 (“SAS 100”) of the Company’s consolidated quarterly financial statements.

About NexCen Brands
NexCen manages global brands, generating revenue through franchising and licensing. The Company currently owns seven franchised brands. Two sell retail footwear and accessories (The Athlete’s Foot and Shoebox New York), and five are quick service restaurants (Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies). We also currently own and license the Bill Blass and Waverly consumer products brands.

Forward-Looking Statement Disclosure
This press release contains “forward−looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward−looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward−looking statements. Forward−looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward−looking statements. Factors that could cause or contribute to such differences include: (1) the restructuring of the bank credit facility may not provide our business with sufficient liquidity, (2) we may not be able to generate sufficient cash flow to make interest and principal payments on our bank credit facility, (3) our ability to comply with negative and affirmative covenants in our bank facility and the effects of restrictions imposed by such covenants may have a negative impact on our ability to operate our business, (4) we may not be able to sell our Blass and Waverly businesses, or the sales may not generate sufficient proceeds to pay off the debt associated with those businesses, which will lead to increased interest obligations and entitled the banks to receive a highly dilutive warrant to purchase shares of our common stock, (5) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near−term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (6) as a result of our inability to file our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 within the required timeframe, the need to amend our Annual Report on Form 10-K for the year ended December 31, 2007 and the failure to maintain the minimum $1 bid price per share, we are subject to Nasdaq delisting proceedings and it is possible that we may be subject governmental investigations or third-party claims, (7) we may not be successful in operating or expanding our brands or integrating them into an efficient overall business strategy, (8) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (9) we depend on the success of our licensees and franchisees for future growth, (10) we may not be able to retain existing, or attract new, employees, franchisees, and licenses, and (11) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward−looking statements, whether as a result of new information, future events or otherwise.